Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-158762, 333-133908, 333-115069, 333-144568, and 333-142192) and Form S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, 333-152658 and 333-167265) of Kimco Realty Corporation and subsidiaries of our report dated February 26, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 16, 2010

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